UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2006 (October 26, 2006)
BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Amended and Restated Promissory Note
Ex-10.2 Promissory Note

Item 1.01. Entry into a Material Definitive Agreement.
     On October 26, 2006, Boston Life Sciences, Inc., a Delaware corporation (the “Company”) issued an amended and restated unsecured promissory note (the “Amended Note”) in favor of Robert L. Gipson (“Gipson”) to replace the unsecured promissory note issued to Gipson on August 8, 2006. Under the Amended Note, (i) the aggregate principal amount that may be borrowed by the Company has been increased from $3,000,000 to $4,000,000, and (ii) one of the dates triggering repayment under the definition of Maturity Date (as discussed below) has been moved from December 31, 2007 to June 30, 2007.
     Also, on October 26, 2006, the Company issued to Thomas L. Gipson (a “Lender” and together with Gipson, the “Lenders”) an unsecured promissory note, pursuant to which the Company may, through one or more advances, borrow up to an aggregate principal amount of $4,000,000 (the “October Note”, together with the Amended Note, the “Notes”). The Notes contain the terms as described below.
     From time to time prior to the Maturity Date (discussed below), the Lenders shall make requested advances to the Company under the Notes so long as each advance totals at least $1,000,000.
     The outstanding principal amount borrowed under the Notes shall be due and payable upon the earliest to occur of: (i) June 30, 2007; (ii) the date on which the Company consummates an equity financing in which the gross proceeds to the Company total at least $10,000,000; and (iii) the date on which a Lender declares an event of default (as defined in the Notes), the first of these three events to occur referred to as the “Maturity Date.”
     Interest shall accrue on each advance under the Notes from the date of such advance and all unpaid interest shall be due and payable on the Maturity Date. Interest on each advance shall accrue at a per annum rate equal to: (a) 9% from the date of the advance to the Maturity Date; (b) 11% from and after the Maturity Date or during the continuance of an event of default; or (c) if less than the rates applicable under both clauses (a) and (b), the maximum rate permissible by law.
     The Company has agreed to certain covenants under the Notes, including covenants agreeing not to: (A) incur or assume indebtedness; (B) make any dividends or distributions on its capital stock; (C) sell, lease or transfer any material assets or property; or (D) liquidate or dissolve.
     According to a Schedule 13G/A filed with Securities and Exchange Commission (the “SEC”) on January 24, 2006, Gipson beneficially owned approximately 18.9% of the outstanding common stock of the Company on January 1, 2006. Gipson, who serves as a Senior Director of Ingalls & Snyder LLC and a General Partner of ISVP, served as a director of the Company from June 15, 2004 until October 28, 2004.
     According to a Schedule 13G/A filed with SEC on January 24, 2006, Thomas L. Gipson beneficially owned approximately 19.4% of the outstanding common stock of the Company on January 1, 2006.
     The foregoing description of the Amended Note and October Note are qualified in their entirety by the full text of the Amended Note and October Note, complete copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure contained in “Item 1.01 — Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Promissory Note (unsecured) in favor of Robert Gipson dated October 26, 2006.

10.2	Promissory Note (unsecured) in favor of Thomas Gipson dated October 26, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.
Date: November 1, 2006	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amended and Restated Promissory Note (unsecured) in favor of Robert Gipson dated October 26, 2006.

10.2	Promissory Note (unsecured) in favor of Thomas Gipson dated October 26, 2006.